Exhibit 10.18

DATED THIS 30th APRIL 2024

Between

T & T MEDICAL GROUP PTE LTD

and

EGEIRO PHYSIOTHERAPY PTE LTD

COLLABORATION AGREEMENT – PHYSIOTHERAPY

This Collaboration Agreement (“Agreement”) is made and entered into on 30 April 2024 by and between:

T & T MEDICAL GROUP PTE LTD (UEN: 198901438H), a company incorporated in Singapore and having its registered office at 181 Kitchener Road, #01-14, Parkroyal on Kitchener Road, Singapore 208533 (the “Clinic”); and

EGEIRO PHYSIOTHERAPY PTE LTD (UEN: 202105251W), a company incorporated and having its registered office at 181 Kitchener Road, #01-17/18, Parkroyal on Kitchener Road, Singapore 208533 (the “Practice”).

Collectively referred to as the “Parties” and each individually referred to as a “Party”.

WHERAS:

(A)	The Practice carries on the business as physiotherapists and the provision of services related to physiotherapy.

(B)	The Clinic operates a medical facility.

(C)	The Parties desire to enter into an agreement to collaborate in providing physiotherapy services at 181 Kitchener Road, #01-14 to #01-20, Parkroyal on Kitchener Road, Singapore 208533 and a subsequent relocation to the Clinic’s new premise at 333 North Bridge Road, #B2-11 to #B2-13, Odeon Towers, Singapore 188721 (the “Premises”).

IT IS AGREED as follows:

1.	Obligations of the Practice and the Clinic

1.1	The Practice shall provide qualified and licensed physiotherapists to deliver physiotherapy services to the Clinic’s patients at the premises provided by the Clinic (the “Services”).

1.2	The Practice shall be responsible for obtaining all necessary licenses and permits required to operate the practice and shall ensure compilance with all relevant laws and regulations governing the provision of the Services.

1.3	The Practice shall ensure that the Services are made available to the Clinic from Monday to Friday, 9am to 5pm and at the minimal, alternate Saturday from 9am to 12.30pm. excluding public holidays.

1.4	The Clinic shall provide the premises for the Practice to carry out the Services. There should be no rental and utilities charged by the Clinic to the Practice. It is agreed by the Parties that the premises made available to the Practice are for the sole purpose of the provision of the Services and shall not be utilised by the Practice for any other purpose other than the sole purpose for which it was intended.

1.5	The Practice shall be liable for its own taxes and operating overheads.

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2.	Revenue and Billing Arrangements

2.1	The Parties agree to a collaboration arrangement as follows:

(a)	The Practice shall receive 60% of the total revenue generated from the Services provided at the premises.

(b)	The Clinic shall receive 40% of the total revenue generated from the Services provided at the premises.

2.2	The Clinic shall be responsible for billing the patients directly for the Services rendered. The Practice shall then invoice the Clinic for 60% of the total revenue generated from the Services provided on or before the fifth (5th) of the subsequent month. The Clinic shall pay the full Invoiced amount no later than thirty (30) days from the billing date.

3.	Term and Termination

3.1	This Agreement shall commence on 1 June 2024 and shall continue in full force and effect for a period of 3 years. This Agreement shall be automatically renewing on a yearly basis thereafter unless either Party serves written notice of termination at least three (3) months prior to the end of the then-current term.

3.2	Either Parly may terminate this Agreement upon written notice to the other Party in the event of a material breach of any provision of this Agreement by the other Party, provided that the breaching Party fails to cure such breach within sixty (60) days after receiving written notice specifying the nature of the breach.

3.3	Either Party may terminate this Agreement immediately upon written notice to the other Party if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, has a receiver or trustee appointed for all or substantially all of its assets, files a voluntary petition in bankruptcy, or has an involuntary petition in bankruptcy filed against it that is not dismissed within seven (7) days.

3.4	Upon termination of this Agreement for any reason, all rights and obligations of the Partles shall cease, except that termination shall not relieve either Party of any obligation or liabilty accrued prior to the effective date of termination.

4.	Confidentiality

4.1	For the purpose of this Agreement, “Confidential information’ shall mean the following:

(a)	All information relating to patient records including, but not limited to the identity, demographic information, diagnosis and treatment of patients; and

(b)	All technical information, data, writings, know-how, computer programs, software code, price lists, marketing plans and any other trade secrets, in any media or form provided by either party to the other.

4.2	Both Parties shall hold in trust and keep secret all Confidential Information and take all reasonable measures to prevent the unauthorised disclosure of such information to any third party.

4.3	Both parties further agree not to disclose or use the Confidential Information for any purpose other than for the sole purpose of fulfilling the scope of this Agreement.

4.4	Clause 4 herein and all of its sub-clauses shall survive the expiration or termination of this Agreement for an indefinite period.

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5.	Indemnity

5.1	Each party shall further indemnify the others against all costs, charges and expenses incurred or suffered by the Party concerned arising from his default of or failure to complete this Agreement (including fees, on a solicitor and client basis) in connection with the bringing of any action, suit, proceeding or claim by the other Party(s) in the enforcement or attempted enforcement of the terms of this Agreement.

6.	Entire Agreement

6.1	This Agreement constitutes the entire understanding between the Parties concerning the subject matter hereof and supersedes all prior agreements, whether written or oral.

7.	Non-Waivor

7.1	Waiver of any breach or provision of, or any default under, this Agreement must be in writing and signed by the Party granting the wavier. No failure or delay on the part of any Party in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the other Party under this Agreement upon any default on the party of the other Party shall impair any of such right power privilege or remedy or be construed as a waiver thereof or any accuiescence in such default; nor shall any action by any Party in respect of any default or any acquiescence in any such default affect or impair any right power privilege or remedy of the other Party in respect of any other or subsequent default.

8.	Governing Law and Jurisdiction

8.1	This Agreement shall be governed by and construed in accordance with the laws of Singapore. Any disputes arising out of or in connection with this Agreement shall be settled through amicable negotiation. If negotiation fails, the Parties agree to submit to the exclusive jurisdiction of the courts of Singapore.

8.2	The Parties shall use all reasonable efforts to resolve any dispute, including any question regarding its existence, validity or termination, arising out of or In connection with this Agreement (Dispute) amicably. In the event that amicable resolution of the dispute cannot be reached within 14 days (or such longer period as Parties may agree in writing) of such dispute arising, the Parties irrevocably agree to submit the dispute to the Singapore Mediation Centre (“SMC”) for resolution in accordance with the Mediation Procedure for the time being in force. The Parties agree to participate in mediation in good faith and undertake to abide by the terms of any settlement reached. Notwithstanding anything in this Agreement, no Party shall proceed to any form of dispute resolution unless the Parties have made reasonable efforts to resolve the same through mediation in accordance with the Mediation Procedure of the SMC for the time being in force. A Party who receives a notice for mediation from the other Party shall consent and participate in the mediation process or shall be deemed to be in breach of contract.

8.3	Any dispute that cannot be resolved through mediation within 90 days after the request for mediation was submitted to the SMC, the dispute shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force, which rules are deemed to be incorporated by reference to this Clause. The place of arbitration shall be in Singapore and the language of the arbitration shall be English. The arbitral award made and granted by the arbitrators shall be final, binding and incontestable, may be enforced by the Parties against the assets of the other Party wherever those assets are located or may be found and may be used as a basis for judgement thereon in Singapore or elsewhere.

9.	No Assignment

9.1	Neither Party shall be entitled to assign this Agreement without the written consent of the other Party.

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10.	Compliance with Laws

10.1	The Parties herein shall at all times and in all other respects comply with the provisions of any such written law, regulations and by-laws of any local or other duly constituted authority which may be applicable in performing its obligations under this Agreement and the Parties herein shall be liable for all fines, penalties and liabilities of every kind of breach of any such provisions.

11.	Force Majeure

11.1	Neither of the Parties hereto shall have any liability whatsoever or be deemed to be in default, for any delay or failure in performance under this Agreement resulting from acts beyond the control of that Party, including, but not limited to, acts of God, acts or regulations or order of governments, war or national emergency, accident, fire, riot, break down of plant and machinery strikes, disputes between the Company and a third party arising out of an alleged infringement on such third parties’ patent, trademark or any other intellectual property right, insufficiency of capacity of the Company, lockouts, industrial disputes or epidemics.

12.	Contracts (Rights of Third Parties) Act

12.1	The Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore shall not under any circumstances apply to this Agreement and any person who is not a party to this Agreement (whether or not such person shall be named, referred to, or otherwise identified, or form party of a class of persons so name, referred to or identified in this Agreement) shall have no right whatsoever under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce this Agreement or any of its terms.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

For and on behalf of	)
T & T Medical Group Pte Ltd	)
(Company No.: 198901436H))
in the presence of -)
/s/ TING CHOON MENG
Director
		Name:	TING CHOON MENG
		NRIC No.:	S 1345465E

/s/ FONG LEE MEI
Name:	FONG LEE MEI
NRIC No.:	S219405BD

For and on behalf of	)
EGEIRO PHYSIOTHERAPY PTE LTD	)
(Company No.: 202105261W))
in the presence of -)
/s/ BREN NA NG JIE YI
Director
		Name:	BREN NA NG JIE YI
		NRIC No.:	04331484 J

/s/ Wong Yee mei
Name:	Wong Yee mei
NRIC No.:	S4763465G

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